Exhibit 99.1

Lyondellbasell Tower  •  1221 McKinney Street, Suite 3840  •  Houston, Texas 77010  •  Direct (713) 659-3855  •  Fax (713) 659-3856  •  www.geometinc.com

Geomet Announces Filing Of Certification On Form 15 To Suspend Its Reporting Obligations Under The Securities Exchange Act Of 1934

Houston, Texas— January 27, 2016—GeoMet, Inc. (OTC: GMET; OTC: GMETP) (the “Company,” “GeoMet,” “our,” “we,” “us” or similar terms) announced today that it intends to file with the Securities and Exchange Commission (the “SEC”) on or before January 29, 2016 a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act on Form 15. The Company is filing the Form 15 to terminate the registration under section 12(g) of the Exchange Act of the Company’s common stock, par value $0.001 per share. The Company is also filing the Form 15 to notify the SEC of the suspension of the Company’s periodic reporting obligations under Section 15(d) of the Exchange Act.

After such filing, the Company is not obligated to and will not file current and periodic reports with the SEC for its current fiscal year and does not expect to be obligated to do so for any subsequent fiscal year. Further, after such filing, the Company is not obligated to and will not file an Annual Report on Form 10-K for its previous fiscal year, which ended December 31, 2015.

Based on the approval of the Plan of Dissolution by the Company’s stockholders at its Special Meeting of Stockholders held on December 10, 2015, the Company filed a Certificate of Dissolution on December 11, 2015 with the Delaware Secretary of State dissolving the Company with an effective time of 5:00 p.m. Eastern Time on December 21, 2015 (the “Effective Time”).

Under applicable law, as of the Effective Time, the Company, as a general matter, no longer is able to issue stock, and consequently it closed its stock transfer books and discontinued recording transfers and issuing stock certificates (other than replacement certificates).  Following the Effective Time, the Company’s stockholders of record are not able to transfer shares, except assignments by will, intestate succession or operation of law. From and after the Effective Time, the Company’s stockholders have only such rights and obligations as provided under the Delaware General Corporation Law for stockholders of a dissolved corporation.

Although the Company will no longer be filing current and periodic reports with the SEC, after filing the Form 15, the Company may elect to continue to provide information concerning any material developments with respect to any significant transactions for disposing of the Company’s remaining assets, any significant developments in claims, litigation, investigations and any other future events that could materially impact the timing or amount of liquidating distributions, if any, to be made to the Company’s stockholders of record as of the Effective Time, either by press release or other means. However, there is no guaranty that we will do so or that we will continue to provide such information in the future.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements, including the anticipated filing of our Form 15, our Exchange Act reporting obligations and our future press releases or updates by other means concerning material developments of the Company.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

For more information please contact William A. Wiederkehr, Jr., Treasurer and Secretary, at (713) 600-4310 or wwiederkehr@geometcbm.com.